Exhibit 24(a)

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of BB&T Corporation (the “Company”), hereby nominates, constitutes and appoints John A. Allison, IV, Henry G. Williamson, Jr. and Scott E. Reed, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-4 (the “Registration Statement”) relating to the issuance of shares of the Company’s common stock, $5.00 par value per share, in connection with the acquisition by the Company of Republic Bancshares, Inc., a corporation chartered under the laws of the State of Florida, and to file any and all amendments, including post-effective amendments, to the Registration Statement (and to file any subsequent registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to the Registration Statement), making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on December 16 , 2003.

/s/ John A. Allison IV		/s/ Scott E. Reed
Name: Title:	John A. Allison, IV Chairman of the Board and Chief Executive Officer (principal executive officer)	Name: Title:	Scott E. Reed Senior Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Henry G. Williamson, Jr.		/s/ Jennifer S. Banner
Name: Title:	Henry G. Williamson, Jr. Chief Operating Officer	Name: Title:	Jennifer S. Banner Director

/s/ Nelle Ratrie Chilton		/s/ Alfred E. Cleveland
Name: Title:	Nell Ratrie Chilton Director	Name: Title:	Alfred E. Cleveland Director

/s/ Ronald E. Deal		/s/ Tom D. Efird
Name: Title:	Ronald E. Deal Director	Name: Title:	Tom D. Efird Director

/s/ Barry J. Fitzpatrick		/s/ Paul S. Goldsmith
Name: Title:	Barry J. Fitzpatrick Director	Name: Title:	Paul S. Goldsmith Director

/s/ L. Vincent Hackley		/s/ Jane P. Helm
Name: Title:	Dr. L. Vincent Hackley Director	Name: Title:	Jane P. Helm Director

/s/ Richard Janeway		/s/ J. Ernest Lathem, M.D.
Name: Title:	Dr. Richard Janeway Director	Name: Title:	J. Ernest Lathem, M.D. Director

/s/ James H. Maynard		/s/ Albert O. McCauley
Name: Title:	James H. Maynard Director	Name: Title:	Albert O. McCauley Director

/s/ J. Holmes Morrison		/s/ Richard L. Player, Jr.
Name: Title:	J. Holmes Morrison Director	Name: Title:	Richard L. Player, Jr. Director

/s/ Nido R. Qubein		/s/ E. Rhone Sasser
Name: Title:	Nido R. Qubein Director	Name: Title:	E. Rhone Sasser Director

/s/ Jack E. Shaw		/s/ Albert F. Zettlemoyer
Name: Title:	Jack E. Shaw Director	Name: Title:	Albert F. Zettlemoyer Director